Exhibit 99.a

AUDIT COMMITTEE CHARTER

of

Opportunity Acquis Corp.

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Opportunity Acquis Corp. (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three (3) members, who are each free of any relationship that in the opinion of the Board may interfere with such member’s individual exercise of independent judgment; however, for so long as the Company is a shell company its audit committee may be comprised of less than three (3) members but not less than one (1) member. Each Committee member shall, to the extent possible, also meet the independence and financial literacy requirements for serving on audit committees and at least one member shall have accounting or related financial management expertise all as set forth in the applicable rules of the stock exchange on which the Company’s securities are listed, upon its listing. The Committee shall maintain free and open communication with the independent auditors, the internal auditors when applicable and Company management. In discharging its oversight role the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chairperson (the “Audit-Chair”). The Audit-Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas and making, regular reports to the Board. The Audit-Chair will also maintain regular liaison with the Company’s chief executive officer, chief financial officer, the lead independent audit partner and the director of internal audit, when appropriate.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, when applicable) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

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Responsibilities

The following responsibilities shall be the general recurring activities of the Committee in carrying out its oversight role. These responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall be responsible for:

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Meeting at least four (4) times a year or more frequently as the Committee considers necessary. At least once (1ce) each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

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Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company, which auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and where appropriate replacing such auditors.

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Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standards. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee and satisfy itself as to the auditors’ independence.

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Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review the Committee shall make its recommendation to the Board as to whether or not the financial statements are approved, and as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K) once the Company is a reporting company with the U.S. Securities and Exchange Commission (the “SEC”).

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•	Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the SEC, once the Company is a reporting company with the SEC.

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Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

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Discussing with a representative of management and the independent auditors (1) the interim financial information, and once the Company is a reporting company with the SEC, approval of the interim financial information for inclusion in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Audit-Chair in person or by telephone.)

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Overseeing internal audit activities, when applicable, including, discussing, with management and the internal auditors the internal audit function’s organization, objectivity, responsibilities, plans, results, budget and staffing.

•	Discussing, with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

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Discussing, with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements and any material reports or inquiries from regulatory or Governmental agencies.

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Discussing with the management and the independent auditors any possible new accounting or auditing standards that are under consideration by FASB or a governmental agency and the possible impact on the Company’s audit process and financial statements.

Duties

In order to meet fully the oversight responsibilities of the Committee, the Committee will undertake the following additional duties:

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Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

•	Reviewing the annual management letter (with the independent auditors).

•	Reviewing compliance with conflict of interest transactions and ethical conduct and the procedures to monitor such compliance.

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•	Reviewing the audit committee charter.

•	Reviewing financial press releases.

•	Reviewing the performance of the chief financial officer, chief accounting officer and director of internal audit.

•	Reviewing and concurring in the appointment, replacement, reassignment, or dismissal of the chief financial officer, chief accounting officer or the director of internal audit.

•	Reviewing, confirming, and assuring the objectivity of internal audit.

•	Reviewing policies and procedures with respect to expense accounts of senior management.

•	Reviewing and approving audit fees.

•	Self-assessing audit committee performance.

•	Other appropriate duties as delegated by the Board of Directors.